UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 2, 2023
Date of Report (date of earliest event reported)

Momentus Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39128	84-1905538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3901 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(650) 564-7820
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MNTS	The Nasdaq Stock Market LLC
Warrants	MNTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 2, 2023, Momentus Inc., a Delaware corporation (“Momentus” or the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an investor (the “Investor”) for the purchase and sale to the Investor in a registered offering (the “Offering”) (i) an aggregate of 290,000 shares of the Company’s Class A common stock, par value $0.00001 per share (the “Class A Stock”), at a purchase price of $2.00 per share, (ii) in lieu of Class A Stock, at the election of the Investor, pre-funded warrants (the “Pre-Funded Warrants”) to purchase 1,710,000 shares of Class A Stock, at a purchase price of $2.00 per Pre-Funded Warrant less the exercise price per Pre-Funded Warrant, and (iii) warrants to purchase 2,000,000 shares of Class A Stock (the “Warrants”). In connection with the Offering, the Company is amending and restating the terms of warrants to purchase 1,577,217 shares of Class A Stock (the “Previously Issued Warrants”) previously issued to the Investor in order to modify the exercise price and expiration date of the Previously Issued Warrants (the “Amended and Restated Warrants”).

The Offering is expected to close on or about October 4, 2023, subject to the satisfaction of certain customary closing conditions. The Company expects to receive aggregate gross proceeds from the Offering of approximately $4.0 million, before deducting estimated expenses in connection with the Offering, which are payable by the Company. The Company expects to use the net proceeds from the Offering for general corporate purposes, which may include repayment of principal on the Company’s indebtedness, capital expenditures, and funding its working capital needs, but shall not use such proceeds for the redemption of Class A Stock or Class A Stock equivalents, or for the settlement of outstanding litigation.

The purchase price of each Pre-Funded Warrant equals the price per share at which shares of our Class A Stock are being sold in the Offering minus $0.00001, and the exercise price of each Pre-Funded Warrant equals $0.00001 per share. The Pre-Funded Warrants are exercisable at any time after their original issuance, and will not expire until exercised in full.

The Warrants have an exercise price per share of Class A Stock equal to $2.00 per share. The Warrants are exercisable immediately and will expire October 4, 2028. The exercise price and the number of shares of Class A Stock issuable upon exercise of the Warrants is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Class A Stock.

The Pre-Funded Warrants to be issued in the Offering provide that the Investor will not have the right to exercise any portion of its Pre-Funded Warrants if such exercise would cause (i) the aggregate number of shares of Class A Stock beneficially owned by the Investor (together with its affiliates) to exceed 9.99% of the number of shares of Class A Stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of the Company’s securities beneficially owned by the Investor (together with its affiliates) to exceed 9.99% of the combined voting power of all of the Company’s securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants.

The Warrants to be issued in the Offering provide that the Investor will not have the right to exercise any portion of its Warrants if such exercise would cause (i) the aggregate number of shares of Class A Stock beneficially owned by the Investor (together with its affiliates) to exceed 4.99% of the number of shares of Class A Stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of the Company’s securities beneficially owned by the Investor (together with its affiliates) to exceed 4.99% of the combined voting power of all of the Company’s securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Investor, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The shares of Class A Stock, the Pre-Funded Warrants and the Warrants will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333‑267230), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on September 12, 2022. The Company will file a prospectus supplement with the SEC in connection with the offer and sale of the shares.

The above summary of the Pre-Funded Warrants, the Warrants, the Amended and Restated Warrants and the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such agreements, copies of which are attached as Exhibits 4.1, 4.2, 4.3 and 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The legal opinion of Bradley Arant Boult Cummings LLP relating to the shares of Class A Stock, the Pre-Funded Warrants and the Warrants issued in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Class A Stock discussed herein, nor shall there be any offer, solicitation, or sale of Class A Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 7.01	Regulation FD Disclosure.

On October 2, 2023, Momentus issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

This information and the information contained in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in any such filing, regardless of any general incorporation language in the filing.

The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Warrant
4.3	Form of Warrant Amendment Agreement
5.1	Opinion of Bradley Arant Boult Cummings LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of Bradley Arant Boult Cummings LLP (included with the opinion filed as Exhibit 5.1)
99.1	Press Release, dated October 2, 2023, issued by Momentus Inc. announcing the Offering
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

		By:	/s/ Paul Ney
		Name:	Paul Ney
Dated:	October 3, 2023	Title:	Chief Legal Officer